Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-226043-01 on Form S-3 of our report dated March 1, 2019, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Limited Partnership and subsidiaries, and the effectiveness of CBL & Associates Limited Partnership and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of CBL & Associates Properties, Inc. and CBL & Associates Limited Partnership for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 1, 2019

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